EXHIBITS

EXHIBIT 1.1


                           A. W. CURTIS PRODUCTS, INC.

CORPORATE OFFICE                                  PRODUCTION FACILITIES & MUSEUM
1023 15th Street, NW Suite 1275                                 46 Selden Avenue
Washington, DC 20005                                           Detroit, MI 48201
202-289-8802                                                      (313) 833-6979

                               November 27, 2000


TO:
Dr. Arnold M. Gans, President
Gender Sciences, Inc.
Medical Nutrition, Inc.
His and Her Medicine. com
10 W. Forest Avenue Englewood, NJ 07631


FROM:
Dr. E. Faye Williams, President and CEO
A.W. Curtis Products
46 Selden Avenue
Detroit, Michigan 48201
            And
Natural Health Options, Inc.
1023 15th Street, N.W, Suite 1275
Washington, DC 20005


SUBJECT:
Exclusive Marketing and Distribution Rights to Products Created by Dr. George Washington Carver and His Assistant, Dr. Austin W. Curtis

Dear Arnold:


Natural Health Options, Inc. of Washington, DC of which I am President, CEO and owner, (Distributor) and A.W. Curtis Products of Detroit, Michigan, of which I am President, CEO and majority shareholder, (Manufacturer) have the exclusive Manufacturing, Marketing and Distribution rights to products created by the late Dr. George Washington Carver and his assistant, Dr. Austin W. Curtis.

I hereby grant Gender Sciences, Inc. / Medical Nutrition, lnc / His and Her Medicine.com the exclusive Marketing and Distribution rights to the Carver/Curtis name, products and label.

A.W. Curtis, Inc. will retain the exclusive Manufacturing rights to the products.

These rights are granted to you subject to a Marketing - Distribution program of 5 years that is acceptable to all parties.


/s/ ARNOLD GANS                           /s/ E. FAYE WILLIAMS
-------------------------------           ---------------------------------
Agreed To and              Date           Agreed To and                Date
Accepted by                               Accepted by
Arnold M. Gans, President                 E. Faye Williams, President & CEO
Gender Sciences, Inc.                     Natural Health Options, Inc.
Medical Nutrition, Inc.                   A.W. Curtis Products, Inc.
His and Her Medicine.com

  "EXCLUSIVE MANUFACTURERS OF GEORGE WASHINGTON CARVER & A.W. CURTIS PRODUCTS"